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                                                                   Exhibit 10.81

                             EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into this 21st day of Feb., 1997, between Radnor Holdings Corporation ("Company") and Caroline J. Williamson ("Executive").

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Employment.  Company hereby employs Executive and Executive hereby
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accepts employment as Corporate Counsel and Secretary of Company.  Executive
agrees to perform such duties as are customarily incident to such office s and such other duties as may be assigned to her from time to time by Company.

     2.  Term.  The term of this Agreement shall be three (3) years commencing
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on 3/31/97 ("Initial Term") and, unless sooner terminated in accordance with this Agreement, shall continue thereafter from year to year (each, a "Renewal Term") unless either party gives written notice of termination to the other at least ninety (90) days prior to the expiration of such Initial Term or Renewal Term, as the case may be. The Initial Term and Renewal Term are collectively referred to as the "Term."

     3.  Compensation.  For all of the services rendered by Executive under this
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Agreement, Company shall pay Executive (collectively, the "Compensation") (a) a bonus of Twenty Five Thousand Dollars ($25,000), payable immediately upon the execution of this Agreement, (b) a base salary of One Hundred Twenty Thousand Dollars ($120,000) per annum, payable in equal semi-monthly installments ("Base Salary"), and (c) such additional compensation, including bonus as Company may determine from time to time in its sole discretion. The Base Salary shall be reviewed annually during the Term and may be increased in the sole discretion of the Company based on corporate policy and Executive's performance.

     4.  Fringe Benefits.  Executive shall be entitled to such benefits of
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employment with Company as are in effect for salaried officers and employees of
Company with duties comparable to Executive, including insurance, disability, medical, dental, profit-sharing, pension, retirement and other benefits plans.

     5.  Termination of Employment.  This Agreement shall terminate in the event
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of Executive's death.  This Agreement may be terminated by Company upon written notice to Executive: (i) in the event a mental or physical condition which renders Executive unable to perform her duties hereunder, which condition continues for at least ninety (90) consecutive days, or (ii) for cause (as defined below). This Agreement may be terminated by Executive upon no less than ninety (90) days prior written notice to Company. In the event of a termination of this Agreement in accordance with this Section 5, Company shall have no further obligations hereunder except to pay Executive (or her executor or administrator) any Compensation earned by Executive prior to termination but not yet paid. Cause shall be defined as (a) gross negligence of Executive; (b) willful failure by Executive to perform her duties under this Agreement or material breach of any agreement made by Executive herein which breach continues uncured for more than thirty (30) days after Executive is notified of such breach; (c) conversion by Executive of Company funds; or (d) Executive's conviction of a felony. Determinations of cause shall be made in good faith by a majority of Company's board of directors (other than Executive if Executive is a member of the board) based upon reasonable evidence presented to the board.

     6.  Non-Disclosure.  Executive shall not use for herself or divulge to
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others any confidential information or data of Company.  All notes and other documents made or compiled by Executive, or made available to Executive, are Company's property and all copies thereof shall be delivered to Company upon termination of this Agreement.

     7.  Arbitration.  Any claim arising out of this Agreement shall be settled
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by arbitration in Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association.
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     8.  Miscellaneous.  The waiver by either party of any breach of the terms
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of this Agreement will not be construed as a waiver of subsequent breaches.
This Agreement contains the entire Agreement between the parties. All amendments to this Agreement must be in writing and signed by both parties to this Agreement. All notices under this Agreement must be in writing and shall be deemed given when actually received. This Agreement shall be construed in accordance with Pennsylvania law.

     IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound.

                                     RADNOR HOLDINGS CORPORATION


                                     By: /s/ Michael T. Kennedy
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                                         /s/ Caroline J. Williamson
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                                        Caroline J. Williamson